EXHIBIT 10.64

                         ACT OF SALE OF COMMON STOCK OF

                               CYROPOLYMERS, INC.

                                  "THE COMPANY"


         THE AGREEMENT made as of the 18th day of November, 1997, by and between Messer Griesheim Industries, Inc. (hereinafter referred to as the "Seller") and GreenMan Technologies, Inc. (hereinafter referred to as the "Purchaser").

                                   I. RECITALS

         1. There are presently 1,000 shares of issued and outstanding common stock of the Company out of 10,000 shares authorized. There are presently no treasury shares held by the Company.

         2. The Seller is the owner of 475 shares of Common Stock ( or 47.5%) of the issued and outstanding stock of Cryopolymers, Inc. ("the Shares") and is entitled or may be entitled to the receipt of 35 additional shares of common stock of the Company ("the Entitlement Shares"). Seller's entire interest in the Company including the shares and the Entitlement Shares are collectively referred to as "the Collective Shares."

         3. The Seller desires to sell to Purchaser, and the Purchaser desires to purchase the Collective Shares.

         4. The Collective Shares represent 51% of the issued and outstanding common stock of the Company.

         5. The sale contemplated hereby is contingent upon Purchaser purchasing a majority of the issued and outstanding shares of the Company.



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                                 II. AGREEMENTS

         In consideration of the covenants, warranties, and mutual agreements herein set forth, and in reliance upon the representation and warranties contained herein, the parties do hereby agree as follows:

         1. Sale. Subject to all the terms and conditions of this Agreement, the Seller hereby sells, assigns, transfers, and delivers to Purchaser, and the Purchaser hereby purchases the "Collective Shares" which represent 51% percent of the issued and outstanding shares of the common stock of the Company on this date. Seller represents to Purchaser that no stock certificates evidencing the Collective Shares were received by Seller from the Company. The Seller acknowledges that the Collective Shares represent all the shares of the Company to which it was entitled and agrees to release the Company and Purchaser from any and all claims for any shares of the Company other than the Collective Shares.

         2. Purchase Price. In consideration of the sale of Collective Shares, and subject to the conditions hereafter set forth, Purchaser agrees to issue to Seller shares of Common Stock, $.01 par value per share, of Purchaser (the "Purchaser Shares"). The number of Purchaser Shares to be issued shall be an amount equal to 100,000 shares plus a number of additional shares determined by dividing $550,000 by the closing price of Purchaser's Common Stock as reported by the NASDAQ Small-Cap Market in the Wall Street Journal on the last trading day immediately prior to the day of the closing of this transaction (Act of Sale). In the event that the number of Purchaser Shares calculated pursuant to the forgoing formula results in a fractional share, the number of Purchaser Shares to be issued to Seller shall be rounded to the next whole share. In addition, the number of Purchaser Shares issuable to Seller shall be subject to adjustment for events such as a reorganization, consolidation or merger of the Purchaser, a stock

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split or stock dividend made by the Purchaser, or a similar event.  Accordingly,
Seller shall be entitled to the same rights with respect to the Purchaser Shares as granted to Purchaser in Sections 3, 4 and 5 of the Common Stock Purchase Warrant of even date herewith issued by Purchaser to Seller.

         Seller understands and agrees that a meeting of shareholders of Purchaser is required to approve an increase in the number of shares of Common Stock authorized under Purchaser's Certificate of Incorporation prior to delivery of the Purchaser Shares. In the event that shareholder approval is not obtained by Purchaser, Purchaser shall pay to Seller no later than April 1, 1998 the sum of $650,000.00 plus interest on said sum at the rate of eight percent (8%) per annum (calculated from the date of this Act of Sale until the payment date) in cash or in Common Stock of Purchaser, valued as in this paragraph.

         Purchaser also agrees that it will register the Purchaser Shares under the Securities Act of 1933, as amended, as soon as practicable after the shareholders approve the amendment to the Company's Certificate of Incorporation, provided however, that such registration shall only occur in connection with the registration of other shares of Common Stock of Purchaser that the Purchaser is required to register at the time.

         3.       Further Conditions of Sale.

                  A. In further consideration of the sale of the Collective Shares, Seller agrees to provide sufficient evidence of a release of the existing nitrogen sales contract between Seller and the Company to allow Purchaser to obtain competitive bids. It is understood and agreed that Seller shall have the right to match the lowest bona fide written competitive offer received by Purchaser or the Company for supply to the Company's St. Francisville facility (the "Facility");

                           In the event that Seller is unable or unwilling to match the lowest bona fide written competitive offer received by Purchaser or the Company for gas sales to the Facility, the parties understand and agree that Seller may

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                           remove at is expense  equipment  owned by Seller that
                           is located at the Facility. A list of Seller's equipment is attached hereto as Exhibit A.

                  B. Purchaser and Seller hereby agree to release and fully acquit one another from any and all claims in any way involving the Facility, known and unknown, anticipated or unanticipated, pursuant to the terms and conditions of Agreement of Settlement and Release attached hereto as Exhibit B;

                  C. Purchaser grants Seller a warrant to purchase up to 1,200,000 shares of Common Stock of the Purchaser pursuant to the terms and conditions of the Common Stock Purchase Warrant attached hereto as Exhibit C;

                  D.       Purchaser  agrees  to  indemnify,   defend  and  hold
                           harmless Seller from any and all liabilities attendant to Seller's ownership of the Collective Shares herein conveyed antedating this Act of Sale with the exception of any and all accounts payable owed by the Company as of the closing date to third parties (other than Cryopolymers Leasing, Inc.), vendors and taxing authorities all of which are listed on Exhibit D attached hereto. It is expressly agreed and understood that at closing, Seller shall promptly pay all accounts payable of the Company listed on Exhibit D to said parties and taxing authorities.

                  E. Seller shall on or before the Closing release all security interests in assets owned by the Company, attached hereto as Exhibit E;

                  F. On or before the Closing, Seller shall forgive any and all other obligations owed it by the Company or which may be owed by the Company;

                  G. Seller agrees to indemnify and hold harmless Purchaser and the Company from any obligations the Company has or may have to Haynes Haselmeir. Said indemnity applies to all costs of defense and/or to any payments made compulsorily or by agreement to Haselmeir. Seller also agrees to indemnify Purchaser for any breach of Seller's representations made under paragraph 3 hereof.

         4. Arbitration. any and all claims or controversies arising out of this Agreement shall be submitted to and settled by binding arbitration in Louisiana in accordance with the commercial rules of the American Arbitration Association then in effect, and judgement upon the award rendered in such arbitration may be entered in any court having jurisdiction over the claim or controversy.

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         5.                Seller's Representations

                  A.       Seller   has  good  and   marketable   title  to  the
                           Collective Shares. The Collective Shares on the Closing Date will be free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                  B. The Seller the full right, power and authority to enter into this Act of Sale and to transfer and convey to Purchaser the Collective Shares to be surrendered and conveyed by the Seller hereunder and, upon the surrendering thereof for cancellation,
                           Purchaser will acquire from the Seller good and marketable title to the Collective Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                  C. As of the Closing, the Seller shall not be a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Act of Sale by the Seller or the transfer, conveyance and surrender of the Collective Shares to be surrendered by the Seller to Purchaser pursuant to the terms hereof.

                  D. No broker or finder has acted for the Seller in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Seller.

                  E. The Seller understands that the Purchaser Shares being acquired by it have not been registered under the Securities Act of 1933, as amended, or any state securities laws and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. The Seller represents that it has had a full opportunity to request from Purchaser and to review and has received all information which it deems relevant in making a decision to acquire the Purchaser Shares.

         6. Access and Information. The Seller has caused the Company to give to Purchaser and to Purchaser's attorney, accountants, and other representatives full access, during normal business hours throughout the period prior to the date first above written, to all of the Company's properties, books, contracts, commitments, and records, and has furnished and will continue to

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furnish such  information  concerning the Company's  affairs as Purchaser has or may reasonably request.

         7. Purchase of Interest in business. The Purchaser represents that its purchase hereunder is being made for its own account, and with no present intention of resale. The parties hereto intend that the purchase of stock evidenced is actually the purchase of an interest of the business conducted by the Company.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement.

SELLER:

MESSER GRIESHEIM INDUSTRIES, INC.

By:
         JIM DOERR, PRESIDENT

DATE:

PURCHASER:

GREENMAN TECHNOLOGIES, INC.

By:
         ROBERT DAVIS, CEO

DATE: 11/18/97




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